UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BOSTON OMAHA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	27-0788438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1601 Dodge Street, Suite 3300, Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, $0.001 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable.

EXPLANATORY NOTE

Boston Omaha Corporation is filing this Form 8-A in connection with the transfer of the listing of its Class A common stock, $0.001 par value per share (“Common Stock”), from the Nasdaq Capital Market of the Nasdaq Stock Market LLC to the New York Stock Exchange (“NYSE”), to be effective on January 14, 2022.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

The description of the Common Stock set forth under the caption “Description of Capital Stock” contained in the prospectus, dated March 30, 2021, filed together with and forming a part of the Company’s Registration Statement on Form S-3ASR (File No. 333-254870), which became effective upon filing with the Securities and Exchange Commission on March 30, 2021, is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the NYSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 12, 2022	BOSTON OMAHA CORPORATION

	By:	/s/ Josh Weisenburger
	Name:	Josh Weisenburger
	Title:	Chief Financial Officer

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